EXHIBIT 23.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
200 Haddonfield Berlin Road, Suite 402
Gibbsboro, New Jersey 08026-1239
(856) 346-2828   Fax (856) 346-2882

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Thomas Pharmaceuticals, Ltd.
750 Highway 34
Matawan, NJ 07747

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our amended report dated October 31, 2007 as of December 31, 2006 and 2005 relating  and for our report dated October 31, 2007 as of June 30, 2007 and 2006, relating to the financial statements of Thomas Pharmaceuticals, Ltd. which is contained in that Prospectus.  Our reports contain an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/   Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026-1239

November 8, 2007